Exhibit 99.3

NEWS RELEASE

Halcón Resources Closes Williston Basin Acquisition and

Related Financings

HOUSTON, TEXAS – December 6, 2012 – Halcón Resources Corporation (NYSE: HK) (“Halcón” or the “Company”) today announced that it has closed on the previously announced acquisition of two entities owning producing and undeveloped oil and gas assets in the Williston Basin (“Williston Basin Transaction”) and related financings.

Concurrent with the closing of the Williston Basin Transaction, approximately $726 million of net proceeds from the issuance of senior unsecured notes on November 6, 2012 were released from escrow and applied towards funding the approximate $756 million cash portion of the acquisition. Halcón also issued approximately 10,880 shares of convertible preferred stock to Petro-Hunt Holdings, LLC and an affiliated entity to fund the stock portion of the acquisition. The effective date of the Williston Basin Transaction is June 1, 2012, and as such the final cash and stock consideration paid includes purchase price adjustments.

The preferred stock issued to Petro-Hunt Holdings, LLC and an affiliated entity will automatically convert into approximately 108.8 million shares of the Company’s common stock following an affirmative shareholder vote with respect to the conversion and an increase in Halcón’s authorized common shares to accommodate the conversion.

Effective December 6, 2012, and in conjunction with the closing of the Williston Basin Transaction, the borrowing base on the Company’s senior secured revolving credit facility was increased from $525 million to $850 million. The next borrowing base redetermination is scheduled for the second quarter of 2013.

Additionally, as previously disclosed, following the successful closing of the Williston Basin Transaction, Canada Pension Plan Investment Board has purchased $300 million of newly issued shares of Halcon’s common stock at $7.16 per share, before fees and expenses.

On a pro forma basis to include the impact of the Williston Basin Transaction and related financings, the Company had liquidity of approximately $920 million as of September 30, 2012.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Form 10-Q for the quarter ended September 30, 2012 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

Additional Information About the Transaction

Halcón will file a proxy statement and other documents with the SEC containing proposals relating to the conversion of the preferred stock issued in the transaction described above and soliciting stockholder approval. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. You may also obtain these documents free of charge at www.halconresources.com. You may also read and copy any reports, statements and other information filed by Halcón with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in Solicitation

Halcón and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposals described above. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact:

Scott M. Zuehlke

VP, Investor Relations

Halcón Resources

(832) 538-0314